EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly report of Xynergy Corporation (the Company) on Form10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I Raquel Zepeda, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 8, 2003                       By:  /s/ Raquel Zepeda
                                               --------------------------------
                                                     Raquel Zepeda,
                                                     Chief Executive Officer &
                                                     Chief Financial Officer